Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

12-27

Contacts:	Derrick Jensen, CFO
Investors - Kip Rupp, CFA
Media - Reba Reid
Quanta Services, Inc.
713-629-7600

QUANTA SERVICES APPOINTS MARGARET B. SHANNON TO BOARD OF DIRECTORS

Shannon brings vast energy industry and corporate governance expertise to Quanta’s board

HOUSTON, Dec. 7, 2012 — Quanta Services, Inc. (NYSE: PWR) today announced the appointment of Margaret B. Shannon to the company’s board of directors. Shannon brings vast experience from the energy industry as well as in corporate governance.

“Margaret is a strategic addition to an already well-balanced and dynamic board,” said John R. Colson, executive chairman of Quanta Services, Inc. “She is highly regarded in the energy industry and will provide valuable insight as Quanta sharpens its focus on emerging opportunities in the energy market.”

Shannon, 63, brings more than three decades of experience in corporate governance, public company requirements and the energy industry. She served as vice president and general counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP.

Shannon serves on the board of directors of Matador Resources Company (NYSE: MTDR), an exploration and production company. In addition, she is active in several not-for-profit organizations in Houston.

Shannon received her Juris Doctorate cum laude from Southern Methodist University Dedman School of Law in 1976 and her Bachelor of Arts degree from Baylor University in 1971.

ABOUT QUANTA SERVICES

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power and natural gas and pipeline industries in North American and in certain international markets. Quanta’s comprehensive services include designing, installing, repairing and maintaining network infrastructure. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in certain markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in certain international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

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Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, market leadership, emerging opportunities, and Quanta’s strategic growth initiatives, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, the effects of industry, economic or political conditions outside of the control of Quanta; trends and growth opportunities in relevant markets; the potential to incur losses with respect to our operations; the ability to generate internal growth; the ability to successfully identify and complete acquisitions; the ability to effectively compete for new projects and market share; risks associated with operating in international markets; potential liabilities associated with multiemployer pension plans; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; and the ability to capitalize on business opportunities and other factors affecting Quanta’s business generally, including risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2011 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.